INFORMATION TO BE INCLUDED IN THE REPORT


Item 4.  Changes in Registrant's Certifying Accountant

  (a) On January 8, 1998, upon the recommendation of the Audit Committee of the Board of Directors (the "Board") of Edison Brothers Stores, Inc. ("Edison"), the Board selected Arthur Andersen LLP ("Arthur Andersen") to serve as independent public accountants of Edison and its subsidiaries for the fiscal year ending January 31, 1998.

      Ernst & Young LLP ("Ernst & Young") was dismissed as auditors of Edison effective January 8, 1998. The reports of Ernst & Young on Edison's consolidated financial statements for each of the two years in the period ended February 1, 1997 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle, other than as to Edison's ability to continue as a going concern and a change in its method of accounting for the impairment of long-lived assets and for long-lived assets to be disposed of as disclosed in the notes to the consolidated financial statements.

     During Edison's two fiscal years ended February 1, 1997 and the subsequent interim period through January 8, 1998, there were no disagreements ("Disagreements"), as defined in
Item 304(a)(1)(iv) and the Instructions to Item 304 of Regulation S-K promulgated pursuant to the Securities Exchange Act of 1934, as amended, between Edison and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which Disagreements if not resolved to Ernst & Young's satisfaction would have caused Ernst & Young to make reference thereto in connection with its report.

Ernst  &  Young  has  furnished a letter  addressed  to  the
Commission  stating  whether  it  agrees  with   the   above
statements. A copy of such letter is filed as an exhibit to this report.

     (b) On January 8, 1998, Edison engaged Arthur Andersen as independent public accountants for Edison and its subsidiaries for the fiscal year ended January 31, 1998. At no time prior to January 8, 1998 did Edison consult Arthur Andersen regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Edison's financial statements.


Item 7.  Financial Statements and Exhibits

    (c)   Exhibits

     16.1 Letter dated January 14, 1998, from Ernst & Young
     LLP to the Securities and Exchange Commission

                          SIGNATURE

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              EDISON BROTHERS STORES, INC.




                              By/s/Alan A. Sachs
                              Executive Vice President
                              General Counsel and Secretary


January 14, 1998